UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual shareholders meeting of the Company was held on April 17, 2012. The matters submitted to the security holders for approval included (1) setting the number of directors at ten (10), (2) the election of ten (10) directors, (3) the approval of a non-binding resolution approving the compensation of the named executive officers of the Company and (4) ratification of the Audit and Security Committee’s selection of the accounting firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2012.

(b) At the annual meeting, all ten (10) directors were elected by proxies solicited pursuant to Section 14 of the Securities Exchange Act of 1934, without any solicitation in opposition thereto.

The following table summarizes the required analysis of the voting by security holders at the annual meeting of shareholders held on April 17, 2012:

Voting of Shares

Action	For	%	Against	%	Abstain	Non-Votes
Set number of directors at ten (10)	13,906,576	99.9%	18,975	0.1%	19,624	1,352

			Withhold		Broker
Election of Directors:	For	%	Authority	%	Non-Votes
William E. Clark, II	11,657,661	96.8%	389,891	3.2%	1,898,975
Steven A. Cossé	11,888,560	98.7%	158,992	1.3%	1,898,975
Edward Drilling	11,657,160	96.8%	390,392	3.2%	1,898,975
Sharon Gaber	11,892,489	98.7%	155,063	1.3%	1,898,975
Eugene Hunt	11,657,660	96.8%	389,892	3.2%	1,898,975
George A. Makris, Jr.	9,986,024	82.9%	2,061,527	17.1%	1,898,975
J. Thomas May	11,843,748	98.3%	203,804	1.7%	1,898,975
W. Scott McGeorge	11,886,401	98.7%	161,151	1.3%	1,898,975
Harry L. Ryburn	11,862,649	98.5%	184,903	1.5%	1,898,975
Robert L. Shoptaw	11,887,581	98.7%	159,970	1.3%	1,898,975

						Broker
Action	For	%	Against	%	Abstain	Non-Votes
Approval of non-binding resolution	11,696,582	98.1%	229,642	1.9%	117,950	1,902,352
approving the compensation of
the named executive officers

						Broker
Action	For	%	Against	%	Abstain	Non-Votes
Ratify the Audit & Security	13,828,728	99.4%	86,337	0.6%	30,109	1,352
Committee’s selection of the
accounting firm of BKD, LLP as
independent auditors of the
Company and its subsidiaries for
the year ending December 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: April 20, 2012	Robert A. Fehlman
Executive Vice President and Chief Financial Officer